Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of ABI, the Corporate Secretary of ABI, any Assistant Corporate Secretary of ABI, the Secretary of Anheuser-Busch InBev Services, LLC, any Assistant Secretary of Anheuser-Busch InBev Services, LLC, Mr. Carlos Brito, Mr. Felipe Dutra, Mr. John Blood, Mr. Lucas Lira, Mr. Thomas Larson, Mr. Bryan Warner, Ms. Margot Miller, Mr. Guy Ernotte Dumont, Ms. Ann Randon, Ms. Christine Delhaye, Mr. Gert Boulangé, Mr. Kevin Douws, Mr. Scott Gray, Mr. Gabriel Ventura, Ms. Suma Prasad, Mr. Jan Vandermeersch, Ms. Anneleen Straetemans, Mr. Fabio Riva, Mr. Rodrigo Cunha, Mr. Aleksey Legostaev and Mr. Guillaume Delle Vigne, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the following registration statements:

•	registration statement on Form S-8 (File No. 333-165065);
•	registration statement on Form S-8 (File No. 333-165566);
•	registration statement on Form S-8 (File No. 333-169272);
•	registration statement on Form S-8 (File No. 333-171231);
•	registration statement on Form S-8 (File No. 333-172069);
•	registration statement on Form S-8 (File No. 333-178664);
•	registration statement on Form S-8 (File No. 333-188517);
•	registration statement on Form S-8 (File No. 333-192806);
•	registration statement on Form S-8 (File No. 333-201386);
•	registration statement on Form S-8 (File No. 333-208634);
•	registration statement on Form S-8 (File No. 333-221808); and
•	registration statement on Form S-8 (File No. 333-227335),

and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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Date: 17 May 2019	By: /s/ Bryan Warner

Name: Bryan Warner Title: Authorized Representative in the United States Anheuser-Busch InBev SA/NV

[Authorized Representative – Power of Attorney]